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                                                                  EXHIBIT 10.7.1


                The First Amendment to the Employment Agreement


This First Amendment dated January 24, 1997 is made between Madison River Telephone Company, LLC ("Holdings") and Donald K. Roberton, ("Executive") pursuant to paragraph 11 of the Employment Agreement between Holdings and Executive dated August 1, 1996 ("Employment Agreement").

1. The beginning of Section 3.4 of the Employment Agreement shall be amended by adding the following:

          3.4  Expenses. "Executive is authorized to incur reasonable expenses
               --------
          in carrying out his duties and responsibilities on behalf of the Company under this Agreement, including, without limitation, expenses for travel and similar items related to such responsibilities which are consistent with Holdings' policies in effect from time to time with respect to travel and other business expenses. Holdings will reimburse Executive for all such expenses upon presentation by Executive from time to time of an itemized account of such expenditures; provided that such expenses are in compliance with any other Holdings' policies in effect from time to time with respect to reporting and documentation of such expenses; it being understood, furthermore, that the cost of commuting between Executive's residence and Holdings' principal place of business shall not be reimbursed."

2.   Section 7.0 is amended to reflect the new address for Executive:

          Donald K. Roberton


All other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, Executive and Holdings have caused this First Amendment to the Employment Agreement to be executed as of the date first written above.


                                        Madison River Telephone Company, LLC


                                        by:  /s/ J. STEPHEN VANDERWOUDE
                                             --------------------------


                                                 DONALD K. ROBERTON
                                        -------------------------------
                                        Executive